UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2025

Checkpoint Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38128	47-2568632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

95 Sawyer Road, Suite 110,

Waltham, MA 02453

(Address of principal executive offices and Zip Code)

(781) 652-4500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CKPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to the Agreement and Plan of Merger

As previously disclosed, on March 9, 2025, Checkpoint Therapeutics, Inc., a Delaware corporation (“Checkpoint” or the “Company”), entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) with Sun Pharmaceutical Industries, Inc., a Delaware corporation (“Sun Pharma” or “Parent”), and Snoopy Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Original Merger Agreement provides that, on the terms and subject to the conditions set forth in the Original Merger Agreement, Parent, Merger Sub and the Company will effect a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Original Merger Agreement.

On April 14, 2025, the Company, Parent and Merger Sub entered into an Amendment to the Original Merger Agreement (the “Merger Agreement Amendment” and the Original Merger Agreement, as amended by the Merger Agreement Amendment, the “Merger Agreement”). Pursuant to the Merger Agreement Amendment, the definition of “Company Required Vote” is revised to mean “(a) the affirmative vote of a majority of the votes cast at a duly convened meeting of the Company Stockholders by the Unaffiliated Company Stockholders and (b) the affirmative vote of the holders of a majority in voting power of the outstanding Company Common Stock, in the case of each of clause (a) and (b), in favor of the adoption of this Agreement.”

Other than as expressly set forth in the Merger Agreement Amendment, the Original Merger Agreement remains unmodified and in full force and effect in accordance with its terms.

A special committee (the “Special Committee”) of independent and disinterested members of the Company’s board of directors (the “Company Board”) unanimously adopted resolutions recommending that the Company Board approve, adopt and declare advisable the Merger Agreement and submit to the Company’s stockholders, and recommend the adoption by the Unaffiliated Company Stockholders of, the Merger Agreement. Thereafter, the Company Board unanimously authorized and approved the Merger Agreement Amendment and recommended that the stockholders of the Company adopt the Merger Agreement. The Special Committee unanimously determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and the Unaffiliated Company Stockholders. Upon the Special Committee's recommendation, the Company Board determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interest of the Company and its stockholders.

The foregoing description of the Merger Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and the full text of the Original Merger Agreement, a copy of which is attached as Exhibit 2.1 to Checkpoint’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 10, 2025, each of which is incorporated herein by reference. A copy of the Merger Agreement Amendment has been included to provide Company stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or other security holders. Company stockholders and other security holders are not third-party beneficiaries under the Merger Agreement (except, following the Effective Time, with respect to Company stockholders’ right to receive the Merger Consideration and the right of holders of Company equity awards and Company Warrants to receive the consideration provided for such securities pursuant to the Merger Agreement) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Notwithstanding the foregoing, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, Checkpoint undertakes no obligation to update such information.

The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, the Company, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the proxy statement that the Company will file in connection with the transactions contemplated by the Merger Agreement, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that the Company will make with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Amendment to the Agreement and Plan of Merger, dated as of April 14, 2025, by and among Checkpoint Therapeutics, Inc., Sun Pharmaceutical Industries, Inc., and Snoopy Merger Sub, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Additional Information and Where to Find It

This report may be deemed to be solicitation material in respect of the proposed acquisition of Checkpoint by Sun Pharma pursuant to the Agreement and Plan of Merger, dated as of March 9, 2025, and as further amended by the Merger Agreement Amendment dated April 14, 2025 by and among Sun Pharma, Checkpoint and Merger Sub. Checkpoint will file a preliminary proxy statement with the SEC on April 14, 2025 and intends to file a definitive proxy statement with the SEC in connection with a special meeting of stockholders to be held in connection with the proposed acquisition. The definitive proxy statement and a proxy card will be delivered to each Checkpoint stockholder entitled to vote at the special meeting in advance of thereof. This Current Report on Form 8-K is not a substitute for the proxy statement, which will contain important information about the proposed transaction and related matters, or any other document that may be filed by Checkpoint with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, CHECKPOINT’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY CHECKPOINT WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about Checkpoint, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Checkpoint makes available free of charge at its website at https://ir.checkpointtx.com/ copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

Checkpoint and its directors, and certain of its executive officers, consisting of Michael S. Weiss, Chistian Béchon, Neil Herskowitz, Lindsay A. Rosenwald, Barry Salzman, Amit Sharma, who are the non-employee members of the Company Board, and James Oliviero, President and Chief Executive Officer and a member of the Company Board, and Garrett Gray, Chief Financial Officer, may be deemed to be participants in the solicitation of proxies from Checkpoint’s stockholders in connection with the proposed acquisition. Information regarding Checkpoint’s directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Equity Interests of Checkpoint’s Named Executive Officers and Non-Employee Directors,” “Security Ownership of Certain Beneficial Owners and Management,” and “Golden Parachute Compensation,” that will be contained in Checkpoint’s preliminary proxy statement that will be filed with the SEC on April 14, 2025 and subsequent statements of beneficial ownership on file with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Checkpoint’s website at https://ir.checkpointtx.com/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Therapeutics, Inc.

Dated: April 14, 2025	By:	/s/ James F. Oliviero
James F. Oliviero
President and Chief Executive Officer